UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 15, 2012

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 6, 2011, Unigene Laboratories, Inc. (“Unigene”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Report’) announcing the signing of a Joint Development Agreement with Nordic Bioscience Clinical Development A/S (“Nordic Bioscience”) to progress up to three of Unigene’s internally developed proprietary metabolic peptide analogs through Phase 2 proof-of-concept in humans.  In exchange for a 50% ownership interest in a corresponding joint development vehicle (“JDV”), Unigene and Nordic were to contribute $100,000 and $1,000,000, respectively, towards the incorporation of the JDV as a Swiss GmbH.  Pursuant to a First Amendment to the Joint Development Agreement dated August 15, 2012, the initial contributions to be made by Unigene and Nordic are $50,000 and $950,000, respectively.  The initial contributions were funded on August 15, 2012. The terms of the Joint Development Agreement are disclosed in the Report.

Item 7.01  Regulation FD Disclosure

On August 15, 2012, Unigene Laboratories, Inc. (“Unigene”) and Nordic Bioscience (“Nordic”) announced, under the Companies’ established Joint Development Vehicle (“JDV”), the preliminary selection of its lead compound for the Type 2 diabetes indication and executed certain agreements ancillary to the Joint Development Agreement executed in October 2011.

Three (3) proprietary analogs developed by Unigene and licensed to the JDV have been extensively evaluated by Nordic in different in vitro and in vivo assays.  Based on the studies to date, Unigene and Nordic have designated UGP302 as initial the lead compound for further study in the treatment of Type 2 diabetes.  The in vitro assays evaluated the potency of binding of the analogs to various relevant receptors, whereas the in vivo assays were designed to demonstrate the efficacy of the analogs in preclinical models of diabetes. In all of these studies, the analogs have demonstrated significantly greater potency than the natural parent peptide from which they were derived. Additional preclinical studies are currently ongoing to confirm this preliminary selection.

Additionally, as part of Unigene’s robust patent portfolio, a composition of matter patent has been granted by the United States Patent and Trademark Office (USPTO).  U.S. Patent Number 8,217,139 issued on July 10, 2012, provides intellectual property (IP) protection covering the structure of UGP302 and its use for the treatment of diabetes.  Unigene has also determined that UGP302 can be produced in high yields by the Company’s proprietary, patent-protected recombinant DNA expression technology.

The press release issued in connection with the announcements described in Items 1.01 and 7.01 above is attached hereto as Exhibit 99.1.

Forward-Looking Statements
This report contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the anticipated timing of future events relating to the transactions contemplated by the agreements; statements regarding the ability to complete the transaction, including the payment of the Levy Parties; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing; uncertainties as to how the Company will fund the anticipated payment; the possibility that various closing conditions for the transaction may not be satisfied; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the U.S. Securities and Exchange Commission by the Company. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
99.1	Press Release dated August 15, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

By:	/s/ Gregory T. Mayes
Gregory T. Mayes, Chief Business Officer

Date:       August 15, 2012

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release dated August 15, 2012